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                                                                      EXHIBIT 21
                   AK STEEL HOLDING CORPORATION SUBSIDIARIES

                                                 State/Country of
Name                                               Incorporation
----                                               -------------

Advanced Materials Processing Inc.                   Delaware

AFSG Holdings, Inc.                                  Delaware

AH Management, Inc.                                  Delaware

AH (UK) Inc.                                         Delaware

AJV Investments Corporation                          Delaware

AK Asset Management Company                          Delaware

AK Steel Properties, Inc.                            Delaware

AK Steel Receivables Ltd.                              Ohio

AK Steel Corporation                                 Delaware

AK Steel Foreign Sales Corporation                   Barbados

AKS Coating Inc.                                       Ohio

AKS Hydroform                                          Ohio

AKS Investments, Inc.                                  Ohio

AKS Processing, Inc.                                   Ohio

AKSR Investments, Inc.                                 Ohio

Armco Advanced Materials, Inc.                       Delaware

Armco BV Holland                                    Netherlands

Armco Europe Limited                               United Kingdom

Armco Financial Services Corporation                 Delaware

Armco Financial Services International, Inc.           Ohio

Armco Financial Services International, Ltd.         Delaware

Armco GMBH                                           Germany

Armco Grundstucksverwaltungs GMBH                    Germany

Armco Insurance Group Inc.                           Delaware

Armco Investment Management, Inc.                    Delaware

Armco Limited                                      United Kingdom

Armco Merchandising SA Belgium                        Belgium

Armco Pacific Financial Services Limited              Vanuatu

Armco Pacific Limited                                Singapore

Armco SA                                              Spain

Armco S.A.R.L.                                        France

Armco SMM SRL Italy                                    Italy
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Armco Steel Corporation                                Ohio

Combined Metals Holding, Inc.                         Nevada

Combined Metals of Chicago, LLC                       Illinois

Compass Insurance Company                            New York

DDI Holding, Inc.                                    Delaware

Douglas Dynamics, L.L.C.                             Delaware

Eveleth Mines L.L.C. (EVTAC)                         Minnesota

Everest International, Inc.                            Ohio

Feralloy/Armco Specialty Processing Company          Delaware

First Stainless, Inc.                                Delaware

First Taconite Company                               Delaware

FSA Services Corp.                                   Delaware

Materials Insurance Company                        Cayman Islands

Northwestern National Insurance Company
  of Milwaukee, Wisconsin                            Wisconsin

Rockport Inc.                                          Ohio

Rockport Roll Shop L.L.C.                            Delaware

Strata Energy                                          Ohio

Vicksmetal/Armco Associates                          Delaware

Virginia Horn Taconite Company                       Minnesota